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                                                                   EXHIBIT 10.8

                           SOFTKEY INTERNATIONAL INC.

                         Form of Stock Option Agreement

                           1994 Non-Employee Director
                                Stock Option Plan

                  STOCK OPTION AGREEMENT ("Option Agreement"), dated as of [ ], by and between SoftKey International Inc., a Delaware corporation (the "Corporation"), and [ ], a non-employee director of the Corporation (the "Optionee"). As used herein, the term "Optionee" shall refer, upon the death of the Optionee, to the Optionee's designated beneficiary, spouse, executor, administrators, heirs, successor, estate or any person requiring the right to exercise the Option by reason of the death of the Optionee, as the case may be.

                  WHEREAS, the SoftKey International Inc. 1994 Non-Employee Director Stock Option Plan, as amended (the "Plan") provides that the Optionee is to be granted, on the terms and conditions set forth herein, an option (the "Option") to purchase shares of the common stock, par value $.01 per share (the "Shares"), of the Corporation;

                  NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

                  1. Number of Shares and Exercise Price. The Option represents the right, on the terms and conditions set forth herein, to purchase [ ] Shares at a price of $[ ] per share (the "Exercise Price").

                  2. Term of Option and Conditions of Exercise.

                           (a) Term of Option. Unless the Option is previously
terminated pursuant to this Option Agreement, the term of the Option and of this Option Agreement shall commence on the date hereof (the "Date of Grant") and terminate upon the expiration of ten (10) years from the Date of Grant. Upon the termination of the Option, all rights of the Optionee hereunder shall cease.

                           (b) Conditions of Exercise. The Option shall vest and
become exercisable with respect to an incremental one-twelfth of the Shares subject thereto at the end of each of the twelve consecutive three-month periods commencing on the Date of Grant; provided, however, that the Option may be exercised only to purchase whole Shares, and in no case may a fraction of a Share be purchased. The right of the Optionee to purchase any or all full Shares with respect to which this Option has become exercisable as herein provided may be exercised in whole or in part or from time to time, prior to the tenth anniversary of the Date of Grant; provided, however, that the Option may not be exercised at any one time as to fewer than 100 Shares unless the remaining number of Shares as to which the Option is exercisable prior to such exercise is less than 100 and such exercise is for all such remaining shares.
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                  3. Rights Upon Termination of Service.

                           (a) Except as provided in this Section 3, the Option
may not be exercised after the Optionee has ceased to be in service as a director of the Corporation.

                           (b) If the Optionee's cessation of service as a
director is due to such Optionee's death or Disability, the entire outstanding Option shall be exercisable by the Optionee's legal representative, estate or other person to whom the Optionee's rights are transferred by will or by laws of descent or distribution (in the event of death) or by the Optionee (in the event of Disability) for a period of one (1) year following such cessation of service (but in no event after the expiration date of the Option), and shall thereafter terminate.

                           (c) The Optionee shall, if the Optionee's cessation
of service as a director is by the Corporation for Cause, have a period of time to be determined by the Committee not to exceed ten (10) days from the date of such cessation of service (but in no event after the expiration date of the Option), to exercise the Option (to the extent exercisable at the time of the Optionee's cessation of service), and the Option shall thereafter terminate.

                           (d) The Optionee shall, if the Optionee ceases to be
in service as a director for any other reason, be entitled to exercise the Option (to the extent exercisable at the time of the Optionee's cessation of service) for a period of ninety (90) days following such cessation of service, and shall thereafter terminate, provided, however, that if the Optionee dies within such ninety-day period, the Option (to the extent exercisable at the time of the Optionee's cessation of service) shall be exercisable by the Optionee's legal representative, estate or other person to whom the Optionee's rights are transferred by will or by laws of descent or distribution for a period of one
(1) year following the Optionee's death (but in no event after the expiration date of the Option), and shall thereafter terminate.

                           (e) Notwithstanding anything to the contrary in this
Section 3, the Option shall not be exercisable later than ten years from the Date of Grant.

                  4. Transferability of Option. The Option and this Option Agreement shall be assignable or transferable as follows:

                           (a) by will or by the laws of descent and
distribution; or

                           (b) to one or more of the following: (i) any spouse,
child or grandchild of the Optionee, (ii) any trust for the benefit of any such family member or members or (iii) any partnership in which any such family member or members is or are the only partners, but only if the Optionee receives no consideration for the transfer. Unless the Option is transferred in accordance with the immediately preceding sentence, the Option may be exercised, during the lifetime of the Optionee, only by the Optionee or by the Optionee's legal representative.

                  5. Exercise of Option. The Option shall be exercised in the following manner: the Optionee, or the person(s) having the right to exercise the Option upon the death or Disability of the Optionee, shall deliver to the Secretary of the


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Corporation written notice specifying the number of Shares which the Optionee elects to purchase, together with either:

                           (a) cash or check in an amount equal to the Exercise
Price multiplied by the number of Shares with respect to which this Option is being exercised; or

                           (b) in the discretion of the Committee and upon such
terms and conditions as the Committee shall approve, the number of Shares having a Fair Market Value (as of the day preceding the date of exercise) equal to the Exercise Price multiplied by the number of Shares with respect to which this Option is being exercised; or

                           (c) in the discretion of the Committee and upon such
terms and conditions as the Committee shall approve, a personal recourse note from the Optionee bearing interest payable not less than annually at no less than 100% of the lowest applicable federal rate, as defined in Section 1274(d) of the Code, with the principal amount of the note equal to the Exercise Price multiplied by the number of Shares with respect to which this Option is being exercised; or

                           (d) in the discretion of the Committee and upon such
terms and conditions as the Committee shall approve, any combination of cash or check, Shares or Optionee's personal recourse note, the aggregate value of which equals the Exercise Price multiplied by the number of Shares with respect to which this Option is being exercised.

In such event, the Corporation shall issue or cause to be issued, and deliver as promptly as possible to the Optionee, consistent with the terms and provisions hereof, certificates representing the appropriate number of Shares which certificates shall be registered in the name of the Optionee.

                  6. Notices. Any notice required or permitted under this Option Agreement shall be duly given upon delivery, if delivered by hand, or five (5) days after posting if sent by certified mail, return receipt requested (i) if to the Optionee, either at the Optionee's address as last known by the Corporation or such other address as last known by the Corporation or such other address as the Optionee may designate in writing to the Corporation; or (ii) if to the Corporation, at the Corporation's address.

                  7. Failure to Enforce Not a Waiver. The failure of the Corporation to enforce at any time any provision of this Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

                  8. Incorporation of Plan. The Plan is hereby incorporated herein by reference and made a part hereof, and the Option and this Option Agreement are subject to all terms and conditions of the Plan. If there is a difference between the provisions of this Option Agreement and the Plan, the provisions of the Plan shall govern. Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Plan.

                  9. General Restrictions. This award of an Option shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing


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registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of Shares, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of Shares thereunder, such award or issue or purchase of Shares thereunder, as the case may be, may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

                  10. Rights of a Stockholder. The Optionee shall have no rights as a stockholder with respect to any Shares unless and until certificates for such Shares are issued to Optionee.

                  11. Rights to Terminate. Nothing in the Plan or in this Option Agreement shall confer upon the Optionee the right to continue in the service as a director of the Corporation or affect any right which the Corporation may have to terminate such service.

                  12. Withholding. Whenever the Corporation proposes or is required to issue or transfer Shares under this Option Agreement, the Corporation shall have the right to require the Optionee or the Optionee's legal representative to remit to the Corporation an amount sufficient to satisfy any federal, state or local tax withholding requirements prior to the delivery of any certificate or certificates for such Shares. Whenever under this Option Agreement or the Plan payments are to be made to the Optionee in cash, such payments shall be net of an amount sufficient to satisfy any federal, state or local tax withholding requirements.

                  13. Effect of Certain Changes. The Option granted under this Option Agreement is subject to the adjustments specified in Section 7 and
Section 8 of the Plan.

                  14. Provision of Documentation to Optionee. By signing this Option Agreement the Optionee acknowledges receipt of a copy of this Option Agreement and a copy of the Plan.

                  15. Governing Law. This Option Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to the conflicts of law rules thereof.

                  16. Amendment and Termination. The Committee may amend or terminate the Plan at any time; provided, however, that the amendment or termination of the Plan shall not, without the consent of the Optionee or his or her legal representative, adversely alter or impair the Optionee's rights under this Option Agreement.

                  17. Non-Qualified Stock Option. It is the intent of the parties hereto that the Option not be classified as an Incentive Stock Option (as defined in the Plan) and that any ambiguities in construction be interpreted in order to effectuate that intent.

                  18. Successors. Subject to the provisions of Section 4 hereof, each and all of the provisions of this Option Agreement shall be binding upon and inure to


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the benefit of the Corporation and the Optionee and, as applicable, their respective estates, successors and assigns.

                  IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date and year set forth first above.

                                    SoftKey International Inc.

                                    By:
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                                             Michael Perik
                                             Chief Executive Officer

                                             Address:    One Atheneum Street
                                                            Cambridge, MA 02142

                                           Optionee's Acceptance

         The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Option Agreement and to all of the terms and provisions of the SoftKey International Inc. 1994 Non-Employee Director Stock Option Plan, as amended, incorporated herein by reference.

Date
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                                            Address:
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